Exhibit 99.2

FROM:     Rob Katz
TO:         All Employees
SUBJECT:     Adding 17 New Ski Areas to the Vail Resorts Family
DATE:         7/22/2019

I am thrilled to announce today that we have entered into a merger agreement to acquire Peak Resorts Inc., owner of 17 ski areas across seven states throughout the United States, including:

•	Mount Snow in Vermont;

•	Hunter Mountain in New York;

•	Attitash Mountain Resort, Wildcat Mountain and Crotched Mountain in New Hampshire;

•	Liberty Mountain Resort, Roundtop Mountain Resort, Whitetail Resort, Jack Frost and Big Boulder in Pennsylvania;

•	Alpine Valley, Boston Mills, Brandywine, and Mad River Mountain in Ohio;

•	Hidden Valley and Snow Creek in Missouri; and

•	Paoli Peaks in Indiana.

To understand the details of this announcement, I encourage you to read the press release that was distributed this morning.

This is truly a momentous day for our Company as we add ski areas that complement our existing network of resorts so well. We are significantly enhancing the experience for our guests in the Northeast and are building stronger regional connections in the Mid-Atlantic and the Midwest.

We are embracing our philosophy of Epic for Everyone by investing in local ski areas with close proximity to the key urban markets of New York, Boston, Washington, D.C., Baltimore, Philadelphia, Cleveland, Columbus, St. Louis, Kansas City and Louisville. We believe we will grow the sport and provide stability for our company and our industry by providing an opportunity for guests to ski close to home and at world-class destination resorts, all on one pass.

Subject to regulatory review and Peak Resorts’ shareholder approval, we expect to close in the fall. We will work with the local leadership teams to determine the best long-term structure for successful resort operations in alignment with the overall Vail Resorts organization, and we plan to complete a full assessment to determine our integration approach and how those plans should be phased over time.

This is a significant milestone for our Company as we strengthen the geographic diversity of our network and continue to expand access to our sport. We are looking forward to welcoming our new colleagues into the Vail Resorts family and working together to create the Experience of a Lifetime for our employees and guests.

Rob

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction. Peak Resorts, Inc. (“Peak Resorts”) intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the transaction. The definitive proxy statement will be sent or given to the shareholders of Peak Resorts. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by Peak Resorts with the SEC. Before making any voting or investment decision with respect to the merger, investors and shareholders of Peak Resorts are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Peak Resorts with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov.

Participants in the Solicitation

Peak Resorts and Vail Resorts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Peak Resorts shareholders in connection with the merger. Information about Vail Resorts’ directors and executive officers is set forth in its 2018 proxy statement on Schedule 14A filed with the SEC on October 22, 2018 and its Annual Report on Form 10-K for the year ended July 31, 2018, filed on September 28, 2018, respectively. Information about

Peak Resorts’ directors and executive officers is set forth in its 2018 proxy statement on Schedule 14A filed with the SEC on August 28, 2018 and its Annual Report on Form 10-K for the year ended April 30, 2019, filed on June 28, 2019. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Peak Resorts intends to file with the SEC.